EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of VA Software Corporation of our report dated August 20, 2003, relating to the consolidated financial statements, and financial statement schedules, which appears in the Company's Annual Report on Form 10-K for the year ended July 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                /s/ PricewaterhouseCoopers LLP

                                                PricewaterhouseCoopers LLP

January 16, 2004